Exhibit_10.1

FOURTH AMENDMENT TO LEASE

This Fourth Amendment To Lease (“Amendment”) is dated as of this 18th day of October, 2022 (the “Execution Date”), by and between NW Austin Office Partners LLC, a Delaware limited liability company (“Landlord”), and Molecular Templates, Inc., a Delaware corporation (“Tenant”).

r e c i t a l s:

A.

Landlord and Tenant entered into that certain Lease dated as of October 1, 2016 (“Initial Lease”), as amended by that certain First Amendment to Lease dated as of January 30, 2017 (“First Amendment”), as amended by that certain Second Amendment to Lease dated as of March 29, 2017 (“Second Amendment”), and as amended by that certain Third Amendment to Lease dated as of June 23, 2017 (“Third Amendment,” together with the Initial Lease, the First Amendment and the Second Amendment, the “Lease”), whereby Landlord agreed to lease to Tenant certain space in the building with a street address of 9301 Amberglen Boulevard, Austin, Texas, also known as Building J (the “Building”).

B.	By this Amendment, Landlord and Tenant desire to modify the Lease as provided herein.
C.	Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

a g r e e m e n t :

1.Extension of Lease Term.  The Lease Term is scheduled to expire on August 31, 2023.  The Lease Term is hereby extended for a period of seventy-two (72) months, commencing on September 1, 2023 and ending on August 31, 2029 (the “First Extension Period”) (such that the Lease Expiration Date is hereby extended until August 31, 2029), unless extended or sooner terminated in accordance with the terms and conditions of the Lease, as hereby amended.

2.Base Monthly Rent. Notwithstanding anything to the contrary in the Lease, Base Monthly Rent from and after November 1, 2022, inclusive of the First Extension Period, shall be as follows:

Period	Base Monthly Rent
11/1/22 – 8/31/23	$78,033.56*
9/1/23 – 8/31/24	$78,033.56
9/1/24 – 8/31/25	$80,374.57
9/1/25 – 8/31/26	$82,785.81
9/1/26 – 8/31/27	$85,269.38
9/1/27 – 8/31/28	$87,827.46
9/1/28 – 8/31/29	$90,462.28

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*Subject to the Base Monthly Rent Abatement Period defined in Paragraph 3 below.

3.Base Monthly Rent Abatement Period.  So long as there is no monetary or material non-monetary default by Tenant under the Lease, as hereby amended, beyond applicable periods of notice and grace, Base Monthly Rent in the aggregate amount of $173,287.66 shall be abated commencing with the installment of Base Monthly Rent for November, 2022 until exhausted (the “Base Monthly Rent Abatement Period”).  Upon the occurrence of any default by Tenant under the Lease, as hereby amended, the foregoing abated Base Monthly Rent will immediately become null and void and of no further force or effect and Tenant will no longer receive such abated Base Monthly Rent, and if Landlord terminates the Lease, as hereby amended, or Tenant’s right of occupancy under the Lease, as hereby amended, as a result of any default by Tenant, then such abated Base Monthly Rent will immediately become due and payable.  For avoidance of doubt, only Base Monthly Rent shall be abated pursuant to this paragraph, and all Additional Rent and other Rent specified in the Lease, as hereby amended, shall remain as due and payable pursuant to the provisions of the Lease, as hereby amended.

4.Additional Rent.  Throughout the First Extension Period, Tenant shall pay to Landlord, in addition to the Base Monthly Rent, the Property Operating Expenses, together with any other Additional Rent and additional sums to be paid by Tenant to Landlord under the Lease, as hereby amended, all in accordance with the terms, covenants and conditions of the Lease, as hereby amended.

5.Option to Extend.  Article 15 of the Initial Lease remains in full force and effect, as amended by this paragraph.  Paragraph 15.1 of the Initial Lease is hereby amended and restated in its entirety as follows:

“So long as Molecular Templates, Inc. (or a successor by name change) or an Assignee Affiliate is the Tenant hereunder and occupies the entirety of the Leased Premises, and subject to the condition set forth in clause (b) below, Tenant shall have one (1) option to extend the Lease Term with respect to the entirety of the Leased Premises, for a period of seven (7) years from the expiration of the First Extension Period (the “Second Extension Period”), subject to the following conditions:

(a)The option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twenty-one (21) months nor less than eighteen (18) months prior to the expiration of the First Extension Period; and

(b)Anything herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default beyond applicable periods of notice and grace under any of the terms, covenants or conditions of this Lease at the time Tenant exercises the extension option, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option to extend upon notice to Tenant.”

6.No Brokers.  Landlord and Tenant each represents, warrants and agrees to the other that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen in negotiating or consummating this Amendment.  Landlord and Tenant each agrees to indemnify, defend with competent counsel, and hold the other harmless from and against any claim for commission or finder's fee by any person or entity who claims or alleges that they were retained or engaged by it or at its request in connection with this Amendment.

7.Tenant Representations.  Each person executing this Amendment on behalf of Tenant represents and warrants to Landlord that:  (a) Tenant is properly formed and validly existing under the laws of the state in which Tenant is formed and Tenant is authorized to transact business in the state in which the Building is located; (b) Tenant has full right and authority to enter into this Amendment and to

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perform all of Tenant’s obligations hereunder; and (c) each person (and both persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

8.Defaults.  Tenant hereby represents and warrants to Landlord that, to the knowledge of Tenant, as of the date of this Amendment, Landlord and Tenant are in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant does not know of any event or circumstance which, given the passage of time or the giving of notice or both, would constitute a default under the Lease by either Landlord or Tenant.  Landlord hereby represents and warrants to Tenant that, to the knowledge of Landlord, as of the date of this Amendment, Landlord and Tenant are in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Landlord does not know of any event or circumstance which, given the passage of time or the giving of notice or both, would constitute a default under the Lease by either Landlord or Tenant.

9.No Further Modification; Control.  Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Leased Premises and shall remain unmodified and in full force and effect.  If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Amendment and the terms, covenants and conditions of the Lease, then the terms, covenants and conditions of this Amendment shall control.

10.Counterparts and Electronic Signatures.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.  This Amendment may be executed by a party's signature transmitted by electronic means, and copies of this Amendment executed and delivered by means of electronic signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.  All parties hereto may rely upon electronic signatures as if such signatures were originals.  All parties hereto agree that an electronic signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

11.Condition Precedent to Amendment.  Landlord’s obligations hereunder are subject to the receipt by Landlord, no later than fifteen (15) business days after the Execution Date, of the Lender’s Consent, as hereinafter defined.  Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Amendment shall, at Landlord’s option, thereupon be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder.  As used herein, the term “Lender’s Consent” means a written consent to this Amendment in form reasonably satisfactory to Landlord, executed by the holder of the promissory note (the “Lender”) secured by any deed of trust encumbering the fee interest in the real property of which the Leased Premises are a part.  Landlord hereby represents that it has previously received the consent of the Lender to the Initial Lease, the First Amendment, the Second Amendment and the Third Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD:

NW AUSTIN OFFICE PARTNERS LLC,

a Delaware limited liability company

By:NW Austin Holdco LLC,
a Delaware limited liability company,
its Manager

By:Menlo Equities V LLC,
a California limited liability company,
its Manager

By:Diamant Investments LLC,
a Delaware limited liability company,

its Member

By:  /s/ Richard J. Holmstrom

                                               Richard J. Holmstrom, Manager

TENANT:

MOLECULAR TEMPLATES, INC.,

a Delaware corporation

By:/s/ Jason Kim

Name:Jason Kim

Title:President and COO

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